Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]


Check the appropriate box:

[ ] Preliminary Proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              Sonex Research, Inc.
--------------------------------------------------------------------------------
(Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Stattement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.

                              SONEX RESEARCH, INC.
                                23 Hudson Street
                            Annapolis, Maryland 21401


                       1998 ANNUAL MEETING OF SHAREHOLDERS

                      NOTICE OF MEETING AND PROXY STATEMENT


To the Shareholders of Sonex Research, Inc.:

     The 1998 Annual Meeting of Shareholders of Sonex Research, Inc. (the "Corporation") will be held on Tuesday, June 16, 1998 at 10 a.m. at the Riva Conference Facility, located in the lower level of the Nationsbank Building, 2530 Riva Road, Annapolis, Maryland, 21401. Holders of record of the Common
Stock and Preferred Stock of the Corporation at the close of business on the record date of April 30, 1998 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

     There are no matters before the holders of the Corporation's Preferred Stock. The holders of the Corporation's Common Stock will act upon the following matter and such other matters as may properly come before the Annual Meeting or any adjournment thereof:

         COMMON STOCK PROPOSAL: To elect one individual to serve as a Class III Common Stock director of the Corporation until the Annual Meeting of Shareholders in 2001 and until his successor is duly elected and qualified.

     Whether or not you plan to attend the Annual Meeting, we urge you to complete, date and sign the enclosed Proxy or proxy voting instructions form and return it in the accompanying envelope promptly to assure that your shares are represented at the meeting. If no direction is indicated, returned Proxies will be voted "FOR" the Common Stock Proposal.

     Please note that the Proxy or proxy voting instructions form for shares on deposit in an account with a financial institution such as a brokerage house or bank (i.e., held in "street name") should not be returned to the Corporation because street name shares are considered to be held of record by the financial institution, which then votes the shares in accordance with instructions received from its accountholders. The Corporation cannot accept voting instruction forms for shares held in street name. If, however, you own shares represented by certificates registered in your own name, you will have received proxy material directly from the Corporation, and the accompanying Proxy return envelope will be addressed to the Corporation. If you own some shares registered in your name and other shares in street name, you may receive separate mailings of proxy materials for each such account. Please be sure to use the proxy card and return envelope supplied with each mailing.

     Shareholders may attend the Annual Meeting and vote their shares in person; however, if you hold shares in street name and wish to vote in person, you must mark the appropriate box on the proxy voting instruction form and return the form to the financial institution, which will then send you a Legal Proxy to allow you to vote the shares by ballot at the Annual Meeting. If you own shares registered in your name you may vote your shares in person at the Annual Meeting by submitting your completed Proxy or by completing a ballot. If you own shares registered in your name and have returned the Proxy to the Corporation but later decide to attend the Annual Meeting in person, you may revoke your Proxy at the Annual Meeting and cast your vote in person by ballot.


                                   By Order of the Board of Directors



                                   George E. Ponticas
                                   Secretary
                                   May 20, 1998

                   Sonex Research, Inc. 1998 Proxy Statement



                                   INTRODUCTION

     This Notice of Meeting and Proxy Statement is furnished to shareholders of Sonex Research, Inc. (the "Corporation") in connection with the solicitation of Proxies on behalf of the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders of the Corporation to be held on June 16, 1998 for the purposes set forth on the cover page of this Notice of Meeting and Proxy Statement. The cost of preparing, assembling and mailing of proxy materials will be borne by the Corporation.

     The Corporation will supply Proxies and proxy materials as requested to brokerage houses and other custodians, nominees and fiduciaries for transmission to the beneficial owners of the Corporation's Common Stock. The Corporation will reimburse such brokerage houses and other custodians for their expenses. The approximate mailing date of this Notice of Meeting and Proxy Statement is May 20, 1998.


                                     QUORUM

     The presence, in person or by Proxy, of the majority in number of the outstanding shares of each of the Common Stock and the Preferred Stock as of the record date constitutes a quorum for that class of stock. A quorum of each class of stock is required in order for the Corporation to conduct business at the Annual Meeting. If a quorum is attained at the Annual Meeting for each class of stock, directors will be elected by a plurality of the shares present and entitled to vote.


               AUTHORITY GRANTED BY THE PROXY/REVOCATION OF PROXY

     Unless otherwise directed by the shareholder, the shares represented by executed Proxies returned to the Corporation will be voted "FOR" the election of directors, and in the discretion of the Proxy holders as to other matters coming before the Annual Meeting. A Proxy may be revoked before it is voted if written notice from the shareholder to the Corporation's Secretary is received at any time prior to its use, and such Proxy shall be deemed revoked if the shareholder is present at the Annual Meeting and gives written notice to the Corporation's Secretary of his revocation at such time.


                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The Corporation has two classes of voting securities: its $.01 par value common stock (the "Common Stock") and its $.01 par value convertible preferred stock (the "Preferred Stock"). Each share of Preferred Stock is convertible at any time at the option of the holder into Common Stock at the rate of $.35 per share of Common Stock. The Preferred Stock has priority in liquidation over the Common Stock, but it carries no stated dividend. Additionally, the holders of Preferred Stock, voting as a separate class, have the right to elect that number of directors of the Corporation which represents a majority of the total number of directors. The only other matters with respect to which holders of Preferred Stock are entitled to vote concern a consolidation, merger, share exchange or transfer of assets.

     There were 17,556,406 shares of Common Stock and 1,540,001 shares of Preferred Stock issued and outstanding at the close of business on April 30, 1998, the date fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock outstanding on the record date will be entitled to one vote on the Common Stock Proposal and on all other matters to come before the Annual Meeting. Abstentions and broker non-votes will not be counted as affirmative votes at the Annual Meeting. There are no matters before the holders of the Corporation's Preferred Stock.

     The following table sets forth as of April 30, 1998 information relating to beneficial ownership of Common Stock by directors of the Corporation, directors and executive officers of the Corporation as a group, and any other persons known by the Corporation to be the beneficial owner of more than five percent of the currently issued and outstanding Common Stock. Shares beneficially owned include those shares which the reporting person currently owns or has the right to acquire within the next sixty days through the exercise of currently exercisable options and warrants or through the conversion of Preferred Stock. Such shares which the reporting person has the right to acquire are not deemed to be outstanding for computing the percentage of beneficial ownership of any other person. Unless otherwise noted, all shares are beneficially owned and sole voting and investment power is held by the persons named.

                   Sonex Research, Inc. 1998 Proxy Statement



                           Total Beneficial Ownership
                           --------------------------

                              Common     Rights to    Total shares
                              shares      acquire     beneficially     Percent
 Name and address (1)         owned       shares         owned        of class
 --------------------       ---------    ---------     ---------      --------

Nuno Brandolini               111,726      330,150        441,876         2.5
Lawrence H. Hyde              394,986      606,857      1,001,843         5.6
Charles C. McGettigan       1,570,211    5,842,794      7,413,005  (3)   31.6
Andrew A. Pouring             688,239      146,316        834,555         4.7
Myron A. Wick, III          1,570,211    5,842,794      7,413,005  (3)   31.6

All directors & officers
 as a group (6 persons)     2,906,424    7,134,868     10,041,292        40.7

Herbert J. Mitschele, Jr.
  Far Hills, NJ               946,755      105,715      1,052,470         6.0

Proactive , et.al. (2)
  San Francisco, CA         2,919,157    9,736,003     12,655,160        46.1

-----------------------------
(1) The business address for each director and named executive officer is 23 Hudson Street, Annapolis, Maryland, 21401.
(2) Includes shares beneficially owned directly and indirectly by Proactive Partners, L.P. and several affiliated entities and individuals ("Proactive et.al."), as reported in a Form 13D filing with the Securities and Exchange Commission.
(3) Includes 7,199,005 shares beneficially owned by Proactive et.al., which shares could be deemed to be beneficially owned by both Mr. McGettigan and Mr. Wick by virtue of their executive and ownership positions in Proactive et.al. Both individuals exercise shared voting and investment power with respect to such shares.



                           Rights to Acquire Shares
                           ------------------------
                                                                         Total
                                      Exercisable            Preferred rights to
                         Exercisable    (put)/   Exercisable   stock    acquire
        Name               options     call (2)    warrants  converted  shares
--------------------      ----------  ---------   ---------  --------- ---------

Nuno Brandolini              330,150                                     330,150
Lawrence H. Hyde             464,000   142,857                           606,857
Charles C. McGettigan (1)    214,000   (71,429)  3,414,510  2,285,713  5,842,794
Andrew A. Pouring            146,316                                     146,316
Myron A. Wick, III (1)       214,000   (71,429)  3,414,510  2,285,713  5,842,794

All directors & officers
 as a group (6 persons)    1,477,216    71,429   3,514,510  2,285,713  7,134,868

Herbert J. Mitschele, Jr.                           62,858     42,857    105,715

Proactive , et.al. (2)
  San Francisco, CA                   (142,857)  5,521,719  4,357,141  9,736,003

---------------------------

(1) Includes 5,628,794 shares beneficially owned by Proactive, et.al., which shares could be deemed to be beneficially owned by both Mr. McGettigan and Mr. Wick by virtue of their executive and ownership positions in Proactive, et.al. Both individuals exercise shared voting and investment power with respect to such shares.
(2) Represents the currently exercisable portion of a ten-year option granted by Proactive, et.al. to Mr. Hyde to purchase 714,286 shares of common stock presently owned by Proactive, et.al. at an exercise price of $.35 per share. This option becomes exercisable at the rate of 20% per year beginning with the December 15, 1997 date of grant. Because this agreement relates to shares which are already outstanding, the exercise of such rights will not result in an increase in the total number of the Company's outstanding shares for purposes of computing the percentage of beneficial ownership of each reporting person. Mr. McGettigan and Mr. Wick each has indirect beneficial ownership in 50% of the shares subject to this agreement.

                   Sonex Research, Inc. 1998 Proxy Statement



                               BOARD OF DIRECTORS

      The Corporation's Board of Directors is divided into two categories: (1) "Common Stock" directors elected by the holders of Common Stock; and (2) "Preferred Stock" directors elected by the holders of Preferred Stock. These two categories of directors are further divided into three classes as nearly equal in number as possible, with the term of one of the three classes of directors expiring at each annual meeting of shareholders. The members of each class of directors are to hold office for terms of three years until their successors have been elected and qualified. The holders of the Preferred Stock, voting as a separate class, have the right to elect that number of directors of the Corporation which represents a majority of the total number of directors.

     The Corporation's By-laws state that the Board of Directors shall consist of not fewer than three directors, with the total number of directors to be set by the Board by resolution. Following the resignation of three Preferred Stock directors and one Common Stock director in 1997, the total number of directors is now five, two of whom are Preferred Stock directors and three of whom are Common Stock directors.

     The Board of Directors has three standing committees: the Executive Committee, the Compensation Committee, and the Audit Committee. The Executive Committee meets on short notice when required during intervals between meetings of the Board of Directors, and has authority to exercise all of the powers of the Board of Directors, subject to specific directions of the Board of Directors and subject to the limitations of the Maryland Corporation Law. The Executive Committee held one formal meeting during 1997, but its members met informally by telephone several times as needed.

     The Compensation Committee makes recommendations to the Board of Directors with respect to the payment of salaries to executive officers and administration of the Corporation's stock option and other compensation plans. The Audit Committee reviews the Corporation's financial statements and accounting policies and practices with the Corporation's independent accountants. During 1997 neither the Audit Committee nor the Compensation Committee held any formal meetings; however, the functions of these committees and the function of recommending potential nominees for Board positions have been performed by the Board as a whole.

     It is also the policy of the Board to consider nominees recommended by security holders. Such recommendations should be addressed to the Chairman of the Board, at the address of the Corporation, and should include the name and address of the security holder submitting the nomination and a detailed listing of the business experience and particular qualifications of the nominee. The Board will review the nomination at its next meeting following receipt of the nomination and respond accordingly to the security holder who submitted the nomination.

     During 1997 the Board of Directors held eight meetings. All of the incumbent directors attended more than 75% of the total number of regularly scheduled meetings.


                                STOCK OPTION PLAN

      The Corporation maintains a non-qualified stock option plan (the "Plan") which has made available for issuance a total of five million shares of Common Stock. All directors, full-time employees and consultants to the Corporation are eligible for participation. Option awards are determined at the discretion of the Board of Directors. The Plan provides that upon a change in control of the Corporation, all outstanding options granted to employees and directors become vested with respect to those options which have not already vested. As of April 30, 1998, there were outstanding options to purchase 3,597,716 shares of Common Stock, of which options to purchase 3,277,966 shares are currently exercisable. Outstanding options expire at various dates through December 2007, and have an average exercise price of $.52 per share. As of April 30, 1998, options to purchase 403,116 shares of Common Stock remain available for future grant.


                       COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the compensation paid by the Corporation to its chief executive officer; no other executive officer earned annual compensation during the most recently completed fiscal year in excess of $100,000 (together referred to as the "Named Executives").

                   Sonex Research, Inc. 1998 Proxy Statement



                           SUMMARY COMPENSATION TABLE

                                        Annual compensation
                                 --------------------------------
                                          Salary                      Long-term
                                 --------------------               compensation
     Name and Position    Year   Cash paid   Deferred      Bonus    # of options
     -----------------    ----   ---------   --------    --------   ------------

Dr. Andrew A. Pouring     1997   $ 72,000    $ 48,000                  35,000
 CEO & Chief Scientist    1996     60,798      40,531    $ 10,000      25,000
                          1995     60,798      40,531


     In order to help conserve the Corporation's limited cash resources, all of the Corporation's employees, at the request of the Board of Directors, for several years have been voluntarily deferring receipt of payment of significant portions of their authorized annual salaries. In February 1992 as a condition of the Corporation's receiving an indispensable capital infusion, this voluntary deferral of salaries was documented formally through an agreement known as the "Consent to Deferral" executed by all salaried employees. Under this agreement, each of the signers consented to the past and future deferral of portions of their annual salaries, and agreed to defer payment of amounts so accumulated until the Corporation has received licensing revenue of at least $2 million or at such earlier date as the Board of Directors determines that the Corporation's cash flow is sufficient to allow such payment. The conditions of the Consent to Deferral that would allow repayment of deferred salaries have yet to occur. As of December 31, 1997, an aggregate of $648,292 in deferred salaries is owed to current and former employees.

     In an effort to avoid long-term financial commitments, the Corporation does not have employment agreements with any of its personnel. The salaries of executive officers are set by the Board of Directors on an annual basis. For the past several years Dr. Pouring has been deferring 40% of his annual salary. As of December 31, 1997, the amount of deferred salary owed to Dr. Pouring was $250,981. His authorized salary was increased in 1997 for the first time since 1989.

     With the exception of the granting of stock options, the Corporation does not pay its Named Executives any bonuses or any type of long-term compensation in the form of restricted stock awards, stock appreciation rights (SAR) or other form of long-term incentive plan payments.



                        OPTION GRANTS IN LAST FISCAL YEAR

                                    Individual Grants
             -------------------------------------------------------------------
             Number of    % of total
            securities      options
            underlying    granted to
              options    employees in    Exercise     Market        Expiration
 Name         granted     fiscal year      price       price           date
 ----         -------     -----------      -----       -----       -------------

Pouring        35,000          33%          $.50       $.75        Dec. 14, 2007


     Mr. Lawrence H. Hyde, a director of the Corporation and its former Chairman of the Board of Directors, was named president of the Corporation in 1997. In order to induce Mr. Hyde to take that position, Proactive, et.al., the Corporation's principal shareholder, agreed to grant him a ten-year option to purchase 714,286 shares of Common Stock owned by Proactive, et.al., at an exercise price of $.35 per share. This option, which was not granted under the Plan, becomes exercisable at the rate of 20% per year beginning with the December 15, 1997 date of grant.

     In connection with the grant of the option to Mr. Hyde by Proactive, in 1997 the Corporation charged $44,643 to compensation expense, representing the excess of the aggregate market value at the date of grant of shares vested pursuant to this option over the aggregate exercise price of such options. Additional compensation of $133,929 is being amortized to compensation expense in future years over the remaining vesting period of this option.

                   Sonex Research, Inc. 1998 Proxy Statement



               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                    Number of securities    Value of unexercised
                                   underlying unexercised       in-the-money
                                      options/SARs at         options/SARs at
                                     December 31, 1997       December 31, 1997
          # of shares
          acquired on     Value         Exercisable/             Exercisable/
  Name     exercise     realized        unexercised             unexercised
--------  -----------   --------   ----------------------   -------------------

Pouring        -            -         146,316/185,066         $79,178/$97,850


     With the exception of options to purchase 25,000 shares held by Dr. Pouring that are exercisable at $.75 per share, all of the options held by the Named Executives are exercisable at $.50 per share, which prices were below the December 31, 1997 market price of the Common Stock of $1.0625 per share.


                            COMPENSATION OF DIRECTORS

     Directors of the Corporation do not receive directors fees, but are reimbursed for expenses related to their activities as directors and are eligible to receive stock option grants. It has been the Corporation's policy to grant outside (non-officer) directors stock options every three years that have a term of ten years and vest over a number of years. The exercise prices of these options granted in 1992 and 1995 have been set at the lower of the market price of the Common Stock on the date of grant and the average market price of the Common Stock for the ten trading days prior to the date of grant, although no options have been granted with an exercise price below $.50 per share. Individuals who become outside directors in the future would also receive similar options.

     As a result of the resignation of four directors in 1997, unvested options granted in prior years under the Plan for the purchase of 150,000 shares of common stock lapsed.


                             INDEPENDENT ACCOUNTANTS

     On October 31, 1997, the Corporation informed Price Waterhouse LLP, independent accountants for Sonex since 1985, that it had been dismissed as independent accountants for the year ended December 31, 1997. The Corporation's Board of Directors made the decision to change independent accountants. In connection with its audits for each of the two years in the period ended
December 31, 1996, and through October 31, 1997, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

     The reports of Price Waterhouse LLP on the financial statements of the Corporation for fiscal years 1996 and 1995, presented on page 12 of the Form 10-KSB delivered with this Notice of Meeting and Proxy Statement, contain no adverse opinion or disclaimer of opinion and are not qualified or modified as to audit scope or accounting principle; however, such reports are modified by the inclusion of an explanatory paragraph indicating that there is substantial doubt about the Corporation's ability to continue as a going concern.

     The Corporation's Board of Directors made the decision to engage C. L. Stewart & Company as new independent accountants as of October 31, 1997. The Corporation has had no disagreements with C. L. Stewart & Company on any matter of accounting principles or practices or financial statement disclosure. It is expected that a representative of C. L. Stewart & Company will be present at the shareholders meeting and will have an opportunity to make a statement, should they desire to do so, and will be available to answer appropriate questions.


                          ANNUAL REPORT ON FORM 10-KSB

     A copy of the Corporation's 1997 Annual Report on Form 10-KSB containing financial statements of the Corporation has been mailed with this Notice of Meeting and Proxy Statement to all shareholders.

                   Sonex Research, Inc. 1998 Proxy Statement



                              COMMON STOCK PROPOSAL
                        ELECTION OF COMMON STOCK DIRECTOR

     The persons named in the enclosed Proxy have the intention of voting the Proxies for the election of the nominee described below unless the shareholder specifies otherwise. Although the Board of Directors does not contemplate that the nominee will be unable to serve, if such a situation arises prior to the meeting the persons named in the Proxy will vote in accordance with their best judgment.


                        NOMINEE FOR COMMON STOCK DIRECTOR

     Dr. Andrew A. Pouring was nominated by the Board of Directors at its meeting on March 17, 1998 for election as a Class III Common Stock director of the Corporation. Dr. Pouring has been a full-time employee, director, and Chief Scientist of the Corporation since 1980, serving as President from April 1980 through November 1991, and as Chief Executive Officer since May 1985. In November 1991 he was elected a Vice Chairman of the Board of Directors. He is the principal author of the Corporation's numerous patents and has personally contributed most of the recently patented improvements and extensions to the original discoveries. He served as a Professor of Aerospace Engineering at the U.S. Naval Academy from 1964 to 1983, and was Chairman of the Academy's Department of Aerospace Engineering from 1975 to 1978. Dr. Pouring is a member of various professional and scientific societies, including the American Society of Mechanical Engineers and the Society of Automotive Engineers, as has been organizer and chairman of many symposia for these societies. Dr. Pouring received his Bachelors and Masters degrees in mechanical engineering from Rensselaer Polytechnic Institute. He received his Doctor of Engineering degree from Yale University, where he also was a post doctoral research fellow and lecturer.


                             COMMON STOCK DIRECTORS

                                                        Year first
                                                        elected to     Year term
            Name                     Age      Class      the Board      expires
   ----------------------            ---      -----      ---------      -------

Mr. Nuno Brandolini                   44        II          1982          2000
Mr. Lawrence H. Hyde                  73         I          1986          1999
Dr. Andrew A. Pouring (nominee)       66       III          1980          1998


     Mr. Nuno Brandolini has been a director of the Corporation since January 1982 and was elected a Vice Chairman of the Board in May 1988. Since November 1995 Mr. Brandolini has been the Chairman of the Board and Chief Executive Officer of Scorpion Holdings, Inc., a merchant banking company. From December 1993 through October 1995 he was a managing director of Rosecliff, Inc., also a merchant banking company. From June 1991 to November 1993 he was a Vice President with Salomon Brothers, Inc. From 1988 to 1991 Mr. Brandolini was a part owner of The Baltheus Group, Inc., a management consulting and financial advisory firm. He has a law degree from the University of Paris and he received an MBA from The Wharton School of the University of Pennsylvania.

     Mr. Lawrence H. Hyde has been a director of the Corporation since September 1986, serving as Chairman of the Board from June 1987 to June 1993, and was appointed President of the Corporation in October 1997. Mr. Hyde was a director of Harris Graphics Corp. from 1983 to 1986, where during 1985 and 1986 he also served as its Chairman of the Board and Chief Executive Officer. He was President and Chief Executive Officer of AM General Company from 1979 to 1985. He joined American Motors in 1974 and remained until 1983. At various times he had corporate wide responsibility for engineering, international and marketing; his last position was Executive Vice President responsible for International and Engineering. He is a director of Whatman plc and a trustee of the American University in Cairo, where he is also chairman of the University Educational Investment Fund. Mr. Hyde is a graduate of Harvard College and Harvard Business School.


                            PREFERRED STOCK DIRECTORS

                                                        Year first
                                                        elected to     Year term
            Name                     Age      Class      the Board      expires
   ----------------------            ---      -----      ---------      -------

Mr. Charles C. McGettigan             53        I           1992          1999
Mr. Myron A. ("Mike") Wick, III       54        I           1991          1999

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                   Sonex Research, Inc. 1998 Proxy Statement



     Mr. Charles C. McGettigan has been a director of the Corporation since February 1992. He was a founding partner in 1991 and is a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P. In 1988 Mr. McGettigan co-founded McGettigan, Wick & Co., Inc., an investment banking firm. From 1984 to 1988 he was a Principal, Corporate Finance, of Hambrecht & Quist, Inc. Prior to that Mr. McGettigan was a Senior Vice President of Dillon, Read & Co. Inc. He currently serves on the Boards of Directors of Cuisine Solutions, Inc., Digital Dictation, Inc., I-Flow Corporation, Modtech, Inc., PMR Corporation, Tanknology - NDE Corporation,
WrayTech Instruments, Inc., and Onsite Energy, Inc., of which he is the Chairman. Mr. McGettigan is a graduate of Georgetown University, and received his MBA in Finance from The Wharton School of the University of Pennsylvania.

     Mr. Myron A. ("Mike") Wick, III, has been a director of the Corporation since November 1991 and was elected Chairman of the Board of Directors in June 1993. He was a founding partner in 1991 and is a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P. In 1988 Mr. Wick co-founded McGettigan, Wick & Co., Inc., an investment banking firm. From 1985 to 1988 Mr. Wick was Chief Operating Officer of California Biotechnology, Inc. in Mountain View, California. He currently serves on the Boards of Directors of Children's Discovery Centers of America, Inc., Digital Dictation, Inc., Modtech, Inc., Tanknology - NDE Corporation, and WrayTech Instruments, Inc., of which he is the Chairman. Mr. Wick received a B.A. degree from Yale University and an MBA from the Harvard Business School.


                            OTHER EXECUTIVE OFFICERS

     Mr. George E. Ponticas, age 38, has been Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of the Company since September 1991. From May 1987 through August 1991, he served as the Company's Controller and Assistant Secretary. From August 1981 through April 1987, Mr. Ponticas was a member of the auditing staff of Price Waterhouse in Baltimore, Maryland, attaining the position of audit manager in 1986. At Price Waterhouse, he worked on the audits of a number of public and private companies, with an emphasis on small businesses. Mr. Ponticas is a Certified Public Accountant, and is a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. He received his B.S. in Accounting from Loyola College in Maryland.


                      SECTION 16(a) REPORTING REQUIREMENTS

      Section  16(a)  of the  Securities  Exchange  Act  of  1934  requires  the
Corporation's officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and to provide copies of all such reports to the Corporation. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports were required for those persons, the Corporation believes that all of its officers, directors, and greater than 10% shareholders complied with all such filing requirements for its last fiscal year.


                                  OTHER MATTERS

      The Board of Directors does not know of any matters to be presented at the meeting other than those specifically set forth in the notice thereof. If any such matters should arise, it is intended that the persons named in and acting under the enclosed form of Proxy or their substitutes will vote thereon in accordance with their best judgment.


           SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

      Any proposal intended to be presented at the 1999 Annual Meeting of Shareholders and included in the Corporation's proxy statement and form of proxy for the 1999 Annual Meeting of Shareholders must be received at the Corporation's principal executive offices in Annapolis, Maryland, on or before January 1, 1999.

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                   Sonex Research, Inc. 1998 Proxy Statement





                           APPENDIX A - FORM OF PROXY


PROXY                  Sonex Research, Inc. - Common Stock


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints LAWRENCE H. HYDE and GEORGE E. PONTICAS, or each of them, as Proxies, each with the power to appoint his substitute, to represent and vote all shares of Common Stock of and on behalf of the undersigned, as designated below and upon or in connection with the transaction of all other business at the Annual Meeting of Holders of Common Stock of Sonex Research, Inc. to be held June 16, 1998, and any adjournments thereof, with all powers the undersigned would possess if personally present and voting at such meeting.


    The Board of Directors unanimously recommends a vote "FOR" the following:


COMMON STOCK PROPOSAL 1:  Election of Directors

    Andrew A. Pouring          [ ] FOR                [ ] WITHHOLD AUTHORITY


     WHEN PROPERLY EXECUTED AND RETURNED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" COMMON STOCK PROPOSAL 1 AS SET FORTH ON THIS CARD.


                                     Dated _______________ , 1998


                                     ----------------------------
                                              Signature


                                     ----------------------------
                                      Signature (if held jointly)


     PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) HEREON. If shares are held in the names of two or more persons, all must sign. When signing in a representative or fiduciary capacity, give full title as such. If signer is a corporation, sign corporate name by fully authorized officer.


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